Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 4, 2015, with respect to the financial statements and supplemental schedule of Hospira 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Hospira, Inc. on Form S-8 (File Numbers 333-120074 and 333-115058, effective October 29, 2004 and April 30, 2004, respectively).

/s/ GRANT THORNTON LLP

Appleton, Wisconsin

June 4, 2015